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                                                                      EXHIBIT 21

                   LUCENT TECHNOLOGIES INC.'S SUBSIDIARIES

Lucent Technologies Argentina S.A. (Lucent Technologies
  Sociedad
  Anonima Argentina)                                          Argentina
Lucent Technologies Australia Pty. Ltd.                       Australia
JNA Telecommunications Pty. Ltd.                              Australia
Lucent Technologies Austria Gmbh                              Austria
INS Foreign Sales Corp.                                       Barbados
Lucent Technologies Foreign Sales Corporation                 Barbados
Lucent Technologies Network Systems Belgium S.A./N.V.         Belgium
INS Network Services SPRL                                     Belgium
Ascend Communications (Bermuda) Holding Limited               Bermuda
Excel Switching Europe SA                                     Belgium
Ascend Communications Investments Ltd.                        Bermuda
Lucent Technologies Network Systems do Brasil Ltda            Brazil
SID Telecomunicacoes E Controles, S.A.                        Brazil
Lucent Technologies SSG do Brasil SA                          Brazil
Zetax Tecnologia Engenharia, Industria e Comericio S.A.       Brazil
Lucent Technologies World Services, Inc. (Brunei branch)      Brunei
Lucent Technologies Eurasia Ltd. (Bulgaria)                   Bulgaria
Lucent Technologies Canada Corp.                              Canada
Stratus Computer Corporation                                  Canada
Lucent Technologies (Chile) Limitada                          Chile
Ascend Communications Colombia Ltda.                          Colombia
Lucent Technologies Colombia S.A.                             Colombia
Lucent Technologies de Costa Rica S.A.                        Costa Rica
Lucent Technologies Cyprus Limited                            Cyprus
Lucent Technologies Czech Republic s.r.o.                     Czech Republic
Lucent Technologies EMEA B.V. (Czech branch)                  Czech Republic
Lucent Technologies Denmark I/S                               Denmark
Lucent Technologies Denmark Holdings ApS                      Denmark
Lucent Technologies Lycom ApS                                 Denmark
Lucent Technologies Dominicana C. por A.                      Dominican Republic
EcuaLucent Technologies S.A.                                  Ecuador
Lucent Technologies International Inc. (Egypt Branch)         Egypt
Lucent Technologies El Salvador S.A. de C.V.                  El Salvador
Lucent Technologies Oy                                        Finland
Lucent Technologies France                                    France
Lucent Technologies Network Care SARL                         France
Lucent Technologies SAS                                       France
Lucent Technologies Microelectronics GmbH                     Germany
Lucent Technologies Holdings GmbH                             Germany
Lucent Technologies Network Systems GmbH                      Germany
Lucent Technologies EMEA B.V. (Greece)                        Greece
Lucent Technologies de Guatemala S.A.                         Guatemala
Lucent Technologies de Honduras S.A.                          Honduras
Lucent Technologies World Services, Inc. (Honduras Branch     Honduras
  Office)
Lucent Technologies Asia/Pacific Inc. (Hong Kong branch)      Hong Kong
Lucent Technologies Asia/Pacific (H.K) Ltd.                   Hong Kong
Lucent Technologies Korea Ltd. (Hong Kong branch)             Hong Kong
Lucent Technologies India Pvt. Ltd.                           India
Lucent Technologies Hindustan Ltd.                            India
Lucent Technologies Asia/Pacific Inc. (Indonesia Rep.         Indonesia
  Office)
Lucent Technologies World Services Inc. (Indonesia Project    Indonesia
  Office)

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
P.T. Lucent Technologies Network Systems Indonesia            Indonesia
Lucent Technologies Europe                                    Ireland
Lucent Technologies Holding and Finance Company Limited       Ireland
Lucent Technologies International Sales Limited               Ireland
Lucent Technologies Optical Networks (Israel) Ltd.            Israel
Lucent Technologies Israel Ltd.                               Israel
WaveAccess, Ltd.                                              Israel
Lucent Technologies Italia S.p.A.                             Italy
Lucent Technologies Japan Ltd.                                Japan
Lucent Technologies World Services Inc. (Kenya Branch)        Kenya
Lucent Technologies Korea Ltd.                                Korea
Lucent Technologies World Services Inc. (Kuwait branch        Kuwait
  office)
Lucent Technologies Eurasia Ltd. (Lithuania Rep. Office)      Lithuania
Lucent Technologies (Malaysia) Sdn. Bhd.                      Malaysia
Lucent Technologies de Mexico S.A. de C.V.                    Mexico
Lucent Technologies Holdings de Mexico S.A. de C.V.           Mexico
Lucent Technologies Microelectronica de Mexico S.A. de C. V.  Mexico
Lucent Technologies International Inc (branch) LT-Maroc       Morocco
Bedrijvencomplex Huizen/Hilversum C.V.                        Netherlands
Lucent Technologies EMEA B.V.                                 Netherlands
Lucent Technologies Communications B.V.                       Netherlands
Lucent Technologies EMEA Services B.V.                        Netherlands
Lucent Technologies Nederland B.V.                            Netherlands
Lucent Technologies Networks Netherlands B.V.                 Netherlands
INS Network Management B.V.                                   Netherlands
Lucent Technologies (NZ) Limited                              New Zealand
Lucent Technologies Nicaragua S.A.                            Nicaragua
Lucent Technologies Norway A.S.                               Norway
Lucent Technologies Qingdao Power Systems Company, Ltd.       P.R.C.
Guoxin Lucent Technologies Network Technology Co. Ltd.        P.R.C.
Lucent Technologies Optical Networks (China) Ltd.             P.R.C.
Lucent Technologies Qingdao Telecommunications Equipment      P.R.C.
  Ltd.
Lucent Technologies Qingdao Telecommunications Systems Ltd.   P.R.C.
Lucent Technologies (China) Co., Ltd.                         P.R.C.
Lucent Technologies (Shanghai) International Enterprises,     P.R.C.
  Ltd.
Lucent Technologies Fiber Optic Cable Company, Ltd., Beijing  P.R.C.
Lucent Technologies Shanghai Information & Communications     P.R.C.
  of Shanghai, Ltd.
Lucent Technologies Shanghai Fiber Optics Co., Ltd.           P.R.C.
Shanghai Lucent Technologies Transmission Equipment Co.,      P.R.C.
  Ltd.
Lucent Technologies (Shenzhen) Co., Ltd.                      P.R.C.
Shenzen Photon Technologies Ltd.                              P.R.C.
Lucent Technologies World Services, Inc. (Panama branch)      Panama
  d/b/a Lucent Technologies de Panama
Lucent Technologies del Peru S.A.                             Peru
Lucent Technologies Philippines Inc.                          Philippines
Lucent Technologies Poland S.A.                               Poland
Lucent Technologies International Inc.  --  Secursal en       Portugal
  Portugal
Lucent Technologies Caribbean and Latin America Sales Ltd.    Puerto Rico
Lucent Technologies World Services Inc. (Puerto Rico branch)  Puerto Rico
Lucent Technologies Eurasia Ltd. (Romania branch)             Romania
Lucent Technologies SviazStroy-1 Fiber Optic Cable Company    Russian Federation
ZAO Lucent Technologies                                       Russian Federation
Lucent Technologies International Inc. (Saudi Arabia branch)  Saudi Arabia
Lucent Technologies Consumer Products Pte. Ltd.               Singapore

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
Lucent Technologies Investment Asia Pte. Ltd.                 Singapore
Lucent Technologies Investments Pte. Ltd.                     Singapore
Lucent Technologies Singapore Pte. Ltd.                       Singapore
Lucent Technologies Slovenia d.o.o.                           Slovenia
Lucent Technologies South Africa (Proprietary) Ltd.           South Africa
LT Parsipanis S.L.                                            Spain
Lucent Technologies Microelectronica S.A.                     Spain
Lucent Technologies Espana S.A.                               Spain
Lucent Technologies Asia/Pacific Inc. (Sri Lanka branch)      Sri Lanka
Lucent Technologies Espana SA                                 Spain
Lucent Technologies Sweden AB.                                Sweden
Lucent Technologies A.G. (also registered as 'Lucent          Switzerland
  Technologies S.A. Zurich')
Lucent Technologies Taiwan Inc. (Taiwan branch)               Taiwan
Lucent Technologies Taiwan Telecommunications Co. Ltd.        Taiwan
Lucent Technologies Network Technologies (Thailand) Co.,      Thailand
  Ltd.
Lucent Technologies Thailand Inc. (Thailand branch)           Thailand
Net Con (Thailand) Ltd.                                       Thailand
Lucent Technologies Telekomunikasyon Limited Sirketi          Turkey
Lucent Technologies International Inc. (U.A.E. branch)        UAE (United Arab Emirates)
Lucent Technologies M.E. Inc. Dubai                           UAE (United Arab Emirates)
Lucent Technologies Network Systems UK Ltd.                   UK
Lucent Technologies Holdings UK Limited                       UK
Lucent Technologies UK Limited                                UK
ZAO Lucent CheZaRa                                            Ukraine
Lucent Technologies EMEA B.V. (Kiev  --  Ukraine)             Ukraine
Lucent Technologies Uruguay S.A.                              Uruguay
Ascend Communications, Inc.                                   US
Ascend Credit Corporation                                     US
AG Communications Systems Corporation                         US
Agere Systems Inc.                                            US
Bell Laboratories, Inc.                                       US
Chromatis Networks Inc.                                       US
Day Investment Corp.                                          US
KED Funding LLC                                               US
Litespec, Inc.                                                US
Loose Tube Inc.                                               US
LT01 LLC                                                      US
LTI Corporation                                               US
LTI NJ Finance LLC                                            US
LTI Properties Finance LLC                                    US
LTI Properties Holdings LLC                                   US
Lucent Asset Management Corporation                           US
Lucent Cable Communications Inc.                              US
Lucent Technologies Americas Inc.                             US
Lucent Asset Management Corporation                           US
Lucent Technologies Asia/Pacific Inc.                         US
Lucent Technologies Canada LLC                                US
Lucent Technologies Construction Services, Inc.               US
Lucent Technologies Eastern Ventures Ltd.                     US
Lucent Technologies Engineering Inc.                          US
Lucent Technologies Eurasia Ltd.                              US
Lucent Technologies Fiber Guardian Corp.                      US

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
Lucent Technologies Guardian I Corp.                          US
Lucent Technologies GRL Corporation                           US
Lucent Technologies Holdings LLC                              US
Lucent Technologies Optical Networking Guardian Corp.         US
Lucent Technologies International Inc.                        US
Lucent Technologies Kazakhstan Ltd.                           US
Lucent Technologies Management Services Inc.                  US
Lucent Technologies Maquiladoras Inc.                         US
Lucent Technologies M.E. Inc.                                 US
Lucent Technologies Realty Inc.                               US
Lucent Technologies Systems & Technology Africa Inc.          US
Lucent Technologies Taiwan Inc.                               US
Lucent Technologies Thailand Inc.                             US
Lucent Technologies Ventures Inc.                             US
Lucent Technologies Western Investments Inc.                  US
Lucent Technologies Wireless Guardian Corp.                   US
Lucent Technologies World Services Inc.                       US
Lucent Venture Partners I LLC                                 US
Lucent Venture Partners II LLC                                US
Lucent Venture Partners III LLC                               US
Lucent Venture Partners Inc.                                  US
Nassau Metals Corporation                                     US
NCS OSP Development Corp.                                     US
Nexabit Networks Inc.                                         US
Persyst Technologies LLC                                      US
SpecTran Corporation                                          US
SpringTide Networks, Inc.                                     US
Stratus Securities Corp.                                      US
Stratus World Trade Corp.                                     US
Telecommunications Technology Middle East Inc.                US
Western Electric Company, Incorporated                        US
Western Electric International Incorporated                   US
Xedia Corporation                                             US
Lucent Technologies Venezuela S.A.                            Venezuela
Lucent Technologies Asia/Pacific Inc. (Vietnam Rep. Office)   Vietnam

Certain subsidiaries, which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of September 30, 2001, have been omitted in accordance with Item 601(b)(21)(ii) of Regulation S-K.

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